UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2014

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 1, 2014, the Board of Directors of the Kansas City Southern (the “Company”) amended its Bylaws to raise the maximum age of a person who may be nominated for election to the Company’s Board of Directors from age 72 to age 75. The Board recognized that many directors, including those who currently serve on the Company’s Board of Directors, have valuable experience and insights that benefit the Company and its stockholders, and are willing to continue to serve as a director past the age of 72. Also, the Company’s stockholders approved at the 2013 Annual Meeting of Stockholders a proposal to declassify the terms of directors. As a result, the Company intends to seek the necessary stockholder approval at the upcoming Annual Meeting of Stockholders on May 1, 2014, of amendments to its Certificate of Incorporation to fully implement this change. If approved, the declassification of the Board would be phased in over the next three years with the result of all directors being elected for one-year terms beginning in 2017. Because directors would only be elected for one-year terms, the Board felt that the maximum age for a nominee should be raised to 75. A copy of Article III Section 2 of the Company's Bylaws, as amended to reflect this change, is attached to this Current Report on Form 8-K as Exhibit 3.1. This change will also be incorporated into the Amended and Restated Bylaws, effective upon conclusion of the Company’s Annual Meeting of Stockholders on May 1, 2014, that were filed as Exhibit 3.1 to Form 8-K on February 26, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 6, 2014	By:	/s/ Adam J. Godderz

Name: Adam J. Godderz
Title: Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Article III Section 2, as amended, to Amended and Restated Bylaws of Kansas City Southern